Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa
50266-5997

FARM BUREAU FINANCIAL SERVICES

DEFERRED ANNUITY APPLICATION

Policy # (Home Office Use Only)________________________

Agent Information: Name	State-/Cty	Phone #	Agent #	%	Account #
#1					
#2					Applicant's St-Cty

All references to "the Company" shall mean Farm Bureau Life Insurance Company of West Des Moines, Iowa.

SECTION A — PROPOSED ANNUITANT

Sex: ☐ Male ☐ Female Occupation: ____________________

Complete Name: ______________________ (First Middle Last) SS#/Tax ID: ____________________

Residential Address: ______________________ Date of Birth: ____________ Age: ________

City: ______________ State: ______ Zip: ________ Daytime Phone: (______)____________

SECTION B - OWNER (IF OTHER THAN PROPOSED ANNUITANT)

Sex: ☐ Male ☐ Female Relationship to Proposed Annuitant: ____________________

Complete Name: ______________________ (First Middle Last) SS#/Tax ID: ____________________

Residential Address: ______________________ Date of Birth: ____________________

City: ______________ State: ______ Zip: ________ Daytime Phone: (______)____________

Joint Owner's Name (if any): ______________________ Joint Owner's Date of Birth: ____________

Joint Owner's Relationship to Owner: ______________________ Joint Owner's SS#/Tax ID: ____________

SECTION C - POLICY TYPE

Check type of Annuity: ☐ Fixed Annuity ☐ Variable Annuity **(complete form # 432-138)**

If a Fixed Annuity is chosen, please indicate your choice of the following options:

☐ Select IV FPDA, Portfolio 6 $/%______________ ☐ Select IV SPDA, New Money 2 $/%______________

☐ Select IV FPDA, Portfolio 10 $/%______________ ☐ Other ______________

Check if you wish to add a rider:
☐ Incremental Death Benefit Rider [IDB] (available only with the Variable Annuity and Select IV)
☐ Guaranteed Minimum Income Benefit Rider [GMIB] (available only with the Variable Annuity)
☐ Performance Enhanced Death Benefit Rider [PEDB] (available only with the Variable Annuity)

SECTION D - PLAN TYPE

Check one:
☐ Nonqualified ☐ TSA/403(b) ☐ SIMPLE IRA
☐ Keogh/Corporate Pension ☐ IRA ☐ Roth IRA
☐ Sec. 457 Def. Comp. ☐ SEP IRA ☐ Other ______________

SECTION E - PREMIUM PAYMENTS

Single/Initial Premium Payment $______________________

(Minimums: FPDA-$500, SPDA-$10,000, VA-Q-$2,000; Non-Q-$5,000)

By: ☐ Check ☐ Transfer ☐ Rollover

Estimated amount of transfer/rollover $______________________

If a *Qualified* plan, tax year for which contribution applies:________

Future Premium Payments $______________________

By: ☐ No billing ☐ Salary Savings

EFT (indicate frequency):
☐ Monthly
☐ Quarterly
☐ Semiannual
☐ Annual

Direct (indicate frequency):
☐ Quarterly
☐ Semiannual
☐ Annual

If premium amount is over $1,000,000 Home Office approval must be received prior to accepting any premium payment.

SECTION F - RETIREMENT DATE (the age at which the Proposed Annuitant expects to retire)

____

432-121(06-06)

432-121(05-08)

section g—special requests, remarks and corrections or endorsements section h—beneficiary

As to any death benefit payable, survivors within a class (Primary or Contingent) entitled to the proceeds shall share equally unless otherwise specified.

Full Name Relationship to

(First-Middle-Last) Address Proposed Annuitant SS#/Tax ID

Primary:

Primary:

OR ☐ all Children born to or adopted by Proposed Annuitant and (name of spouse).

Contingent:

Contingent:

OR ☐ all Children born to or adopted by Proposed Annuitant and (name of spouse).

section i—existing coverage/replacement

1.	Does the Proposed Annuitant or Owner have any other life insurance policies or annuity contracts? ☐ Yes ☐ No

If “Yes”, and required by your state, complete 434-176/Replacement Notice.

2.	Is the Policy applied for replacing or likely to replace any existing life or annuity policy? ☐ Yes ☐ No

If “Yes”, complete your state-specific Notice to Applicant Regarding Replacement of

Life Insurance and Annuities.

section j—signatures

I/We declare that all statements in this Application are true to the best of my/our knowledge and belief, and agree that this Application shall be a part of the Annuity Contract issued by the Company. Acceptance of any Annuity Contract issued on this Application shall constitute ratification of any corrections, additions, or changes made by the Company and recorded in the space “Special Requests, Remarks and Corrections or Endorsements” except that no change shall be made as to amount, classification, plan or benefits, unless agreed to in writing. It is understood that no agent, agency manager or other unauthorized person except an Executive Officer or an Assistant Secretary of the Company is authorized to waive forfeitures, to make or alter contracts, or to waive any of the Company’s rights or requirements.

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, Item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Dated by Owner at city and state

Signature of Proposed Annuitant Date

Signature of Owner (if other than a Proposed Annuitant) Date

Signature of Joint Owner (if other than a Proposed Annuitant) Date

Signature of Agent Date

section k—agent certificate – existing insurance/replacement transactions

Are you aware of any existing life insurance or annuities not otherwise disclosed on this Application?☐ Yes ☐ No

If “Yes”, please explain:

Will this plan replace any existing life insurance or annuity? (Using the definition of

Replacement adopted by your state.) ☐ Yes ☐ No

If “Yes”, please explain:

For any replacement, indicate the type of coverage proposed to be replaced:

☐ Term Life ☐ Whole Life ☐ Variable Life ☐ Fixed Annuity ☐ Variable Annuity

☐ Other – be specific

3.	Have you completed all state-required replacement notices, if applicable?☐ Yes ☐ N/A
4.	Advertising materials:

I certify that I used only insurer-approved sales material with this Application and that an original or a copy of all sales material was left with the Owner.

I certify that a printed copy of any electronically presented sales material was/will be presented to the Owner no later than the date the policy is delivered.

If not, please explain .

5.	I certify that this Application is in accordance with the Company’s written statement of the Company’s position with respect to the acceptability ☐ Yes ☐ No of replacements.*

6. Is Owner an active duty service member of the United States Armed Forces? If yes, provide the Important Notice – Sales to Military Personnel, form number 432-MSD found on Homefield or in the CAR booklet. This form is required to be left with the applicant whether or not a CAR form is completed.

☐ Yes ☐ No

*Refer to your electronic version of the life reference manual for additional information.

Signature of Agent Date